SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): July 1, 1999


                       FREEDOM SECURITIES CORPORATION
           (Exact name of registrant as specified in its charter)


   Delaware                        001-13993                 04-3335712
  (State of                  (Commission File Number)     (IRS Employer
   Incorporation)                                         Identification No.)


                    One Beacon Street, Boston, MA 02108
            (Address of principal executive offices) (Zip Code)


                               (617) 725-2000
            (Registrant's telephone number, including area code)


                                    N/A
       (former name or former address, if changed since last report)



 ITEM 5.        OTHER EVENTS.

      On July 1, 1999, Freedom Securities Corporation ("Freedom"), a Delaware corporation, Freedom Securities Holding Corporation ("Merger Sub"), a Massachusetts corporation and wholly owned subsidiary of Freedom, and Gibraltar Securities Co. ("Gibraltar"), a New Jersey corporation, entered into an Agreement and Plan of Merger, dated July 1, 1999 (the "Merger Agreement"), pursuant to which, among other things, Gibraltar would merge with and into Merger Sub, with Merger Sub as the surviving corporation (the "Merger"). The total consideration for the acquisition of Gibraltar is approximately $40 million payable, based on certain elections of the shareholders of Gibraltar, in a combination of cash (50%) and shares of common stock (50%), par value $.01 per share, of Freedom (the "Freedom Common Stock"). Simultaneously with the execution of the Merger Agreement, Freedom, Merger Sub, Gibraltar and certain major shareholders of Gibraltar entered into separate but substantially similar shareholder agreements (the "Shareholder Agreements"), pursuant to which, among other things, each such shareholder agreed to vote or cause to be voted all of such shareholder's shares of Gibraltar Common Stock in favor of the adoption of the Merger Agreement and in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement. Freedom has agreed in the Shareholder Agreements to grant such shareholders certain registration rights with respect to the shares of Freedom Common Stock they will receive in the Merger. At the closing of the Merger, Gibraltar, Freedom, a representative of the shareholders of Gibraltar, and an escrow agent will enter into an Escrow Agreement pursuant to which Freedom will deposit approximately 6.9% of the purchase price into a fund as security for the payment of certain indemnification obligations of Gibraltar and Gibraltar's shareholders. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

      Upon consummation of the Merger, Freedom will enter into employment agreements with certain employees of Gibraltar and will establish an approximately $6.75 million retention program designed to retain the Gibraltar employees. Following the Merger, Gibraltar will operate as a division of Freedom's Tucker Anthony subsidiary and Mark Whaley, President of Gibraltar, will join Freedom's Board of Directors.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date:  July 9, 1999


                                    FREEDOM SECURITIES CORPORATION

                                    By:  /s/  John H. Goldsmith
                                         -------------------------------
                                         Name:  John H. Goldsmith
                                         Title: Chief Executive Officer